Exhibit 99.1

Gerber Scientific Mails Take-Over Bid Circular to Virtek Shareholders

SOUTH WINDSOR, CT – September 16, 2008 – Gerber Scientific, Inc. (NYSE: GRB) announced today that its wholly owned Canadian subsidiary, Gerber Scientific Canada Inc., has mailed its previously announced offer to purchase all of the outstanding common shares of Virtek Vision International Inc. (TSX: VRK) for a price of Cdn.$1.05 per share (the “Offer”).  The Offer was mailed with a directors’ circular from Virtek in which the Board of Directors of Virtek unanimously recommends that Virtek’s shareholders accept the Offer.

The Offer is open for acceptance at any time up to 5:00 p.m. (Toronto time) on October 21, 2008 unless withdrawn or extended.  The Offer is subject to certain conditions, which are described in the take-over bid circular of the Offeror.  Inquiries concerning the Offer should be directed to Gerber’s information agent:  Kingsdale Shareholder Services Inc., toll free at 1-800-775-1986.

Full details of the Offer are contained in the take-over bid circular of Gerber and related materials, copies of which are available on SEDAR at www.sedar.com.

About Gerber Scientific, Inc.

Gerber Scientific, Inc. (http://www.gerberscientific.com) is a leading international supplier of sophisticated automated manufacturing systems for sign making, specialty graphics and packaging, apparel and flexible materials, and ophthalmic lens processing. Headquartered in South Windsor, Connecticut, the company operates through four businesses: Gerber Scientific Products and Spandex Ltd., Gerber Technology, and Gerber Coburn.

Forward-looking Statements:

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements contained in this news release involve risks and uncertainties regarding the Company's expected financial condition, results of operations and cash flows.  For information identifying other important economic, political, regulatory, legal, technological, competitive and other uncertainties, readers are referred to the Company’s filings with the Securities and Exchange Commission, including but not limited to, the information included in Gerber Scientific’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008, which outlines certain important risks regarding the Company’s forward-looking statements, as well as information included in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Actual future results or events may differ materially from these forward-looking statements.  The forward-looking statements contained in this release are made as of the date of this release and the Company expressly disclaims any obligation to update any of these forward-looking statements, except as required by law.